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                                                       EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

     Hexcel reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for 1995, 1994 and 1993 were:


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PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE                                   1995           1994           1993
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

Income (loss) from continuing operations                                                $ 3,201       $(28,080)      $(79,872)
Loss from discontinued operations                                                          (468)        (1,890)       (10,623)
Cumulative effect of change in accounting for income taxes                                                              4,500
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Net income (loss)                                                                       $ 2,733       $(29,970)      $(85,995)
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Weighted average common shares outstanding                                               15,742          7,310          7,330
Weighted average common equivalent shares from stock options
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Weighted average common shares and equivalent shares                                     15,742          7,310          7,330
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Primary net income (loss) per share and equivalent share from (1):
     Continuing operations                                                              $  0.20       $  (3.84)      $ (10.89)
     Discontinued operations                                                              (0.03)         (0.26)         (1.45)
     Cumulative effect of change in accounting for income taxes                                                          0.61
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Primary net income (loss) per share and equivalent share (1)                            $  0.17       $  (4.10)      $ (11.73)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Income (loss) from continuing operations                                                $ 3,201       $(28,080)      $(79,872)
Loss from discontinued operations                                                          (468)        (1,890)       (10,623)
Cumulative effect of change in accounting for income taxes                                                              4,500
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Net income (loss)                                                                         2,733        (29,970)       (85,995)
Debenture interest and issuance costs                                                     1,184          1,204          1,213
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Adjusted net income (loss)                                                              $ 3,917       $(28,766)      $(84,782)
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Weighted average common shares outstanding                                               15,742          7,310          7,330
Weighted average common equivalent shares
     Stock options
     7% convertible debentures                                                              834            804            804
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Weighted average common shares and equivalent shares                                     16,576          8,114          8,134
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Fully diluted net income (loss) per share and equivalent share from (1):
     Continuing operations                                                              $  0.20       $  (3.84)     $  (10.89)
     Discontinued operations                                                              (0.03)         (0.26)         (1.45)
     Cumulative effect of change in accounting for income taxes                                                          0.61
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Fully diluted net income (loss) per share and equivalent share (1)                      $  0.17       $  (4.10)     $  (11.73)
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

(1) For 1995, 1994 and 1993 the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.